Exhibit 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	Jon C. Biro
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Alexandra Tramont/Matt Steinberg

FTI Consulting, Inc.
(212) 850-5600

CONSOLIDATED GRAPHICS REPORTS FINANCIAL RESULTS FOR THE

QUARTER ENDED JUNE 2012

HOUSTON, TEXAS — August 8, 2012 — Consolidated Graphics, Inc. (NYSE: CGX) today announced financial results for its first quarter ended June 30, 2012.

Revenue for the June quarter was $238.3 million, a $5.0 million or 2.1% decline compared to the prior year quarter.  The decline in revenue compared to the prior year quarter was due to a 2.5% decline in same-store sales, partially offset by sales growth related to an acquisition. The same- store sales change includes the benefit of election-related revenue growth, compared to the prior year.  Adjusted Operating Income for the June 2012 quarter was $2.8 million or 1.2% of revenue, compared to $8.9 million or 3.7% of revenue last year.  Adjusted Net Income was $1.0 million or $.09 per diluted share for the quarter, compared to Adjusted Net Income of $4.9 million or $.43 per diluted share for the prior year quarter. Adjusted EBITDA was $21.4 million for the June 2012 quarter.

Operating income during the June 2012 quarter was $.5 million and included other charges of $1.7 million primarily related to relocating certain production facilities. Operating income for the prior year quarter was $3.6 million and included $4.6 million in other charges due to withdrawing from certain multi-employer pension plans. Net loss for the June 2012 quarter was $.4 million or $.04 diluted loss per share, compared to net income of $1.6 million or $.14 diluted earnings per share last year.

Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics, commented, “The decline in same-store sales reflects the on-going fragile state of the economy. While we are closely managing our costs during these challenging economic times, we are also investing in our capabilities. We believe our industry leading technology and digital investments provide us significant competitive advantages that will enable us to generate profitable growth as the economy improves. Evidence of these advantages include the 6% quarterly year-over-year growth of our digital print business and 30% growth in our web-to-print technology solutions installed since the launch of our Streamline™ product last September.”

CONSOLIDATED GRAPHICS REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS	PAGE -2

Share Repurchase Program Update

During the June 2012 quarter, the Company purchased 276,066 shares of its common stock for $7.9 million pursuant to a share repurchase program authorizing the Company to purchase up to an aggregate of $170.0 million of the Company’s common shares. Since beginning the share repurchase program in November 2010, the Company has purchased 1,855,374 shares of its common stock (16% of shares outstanding) for $79.5 million. As of June 30, 2012, the Company had 9,976,253 common shares outstanding.

A reconciliation of the non-GAAP financial measures, Adjusted EBITDA, Free Cash Flow, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income and Adjusted Diluted Earnings Per Share to the most directly comparable GAAP financial measures are included in the attached tables and in the related Current Report on Form 8-K filed with the Securities and Exchange Commission. The Form 8-K also includes the basis for management’s use of these non-GAAP financial measures.

Consolidated Graphics, Inc. will host a conference call today, Wednesday, August 8, 2012, at 11:00 a.m. Eastern Time, to discuss its first quarter fiscal 2013 results. The conference call will be simultaneously broadcast live over the Internet on our website (www.cgx.com) and a subsequent archive of such call will also be available on our website.

Consolidated Graphics, Inc. (CGX), headquartered in Houston, Texas, is one of North America’s leading general commercial printing companies. With 70 printing businesses strategically located across 27 states, Toronto, Prague, and Gero, Japan, CGX offers an unmatched geographic footprint, unsurpassed capabilities, and unparalleled levels of convenience, efficiency and service. With locations in or near virtually every major U.S. market, CGX provides the service and responsiveness of a local printer enhanced by the economic, geographic and technological advantages of a large national organization.

Consolidated Graphics’ vast and technologically advanced sheetfed and web printing capabilities are complemented by the world’s largest integrated digital footprint. By coupling North America’s most comprehensive printing capabilities with strategically located fulfillment centers and industry-leading technology, CGX delivers end-to-end print production and management solutions that are based on the needs of our customers to improve their results. For more information, visit www.cgx.com.

CONSOLIDATED GRAPHICS REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS	PAGE -3

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in which the Company discusses factors it believes may affect its performance or results in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations, beliefs and projections about future events or conditions. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “forecast,” “project,” “should” or “will” or other comparable words or the negative of such words. The accuracy of the Company’s assumptions, expectations, beliefs and projections depends on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks, including those created by general market conditions, competition and the possibility that events may occur beyond the Company’s control, which may limit its ability to maintain or improve its operating results or financial condition or acquire additional printing businesses. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The Company’s actual future results might differ from the forward-looking statements made in this press release for a variety of reasons, which include weakness in the economy, financial stability of its customers, the sustained growth of its digital printing business, seasonality of election-related business, its ability to adequately manage business expenses, including labor costs, the unfavorable outcome of legal proceedings, the lack of or adequacy of insurance coverage for its operations, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, satisfactory labor relations, the potential for additional goodwill impairment charges, its ability to identify new acquisition opportunities, negotiate and finance such acquisitions on acceptable terms and successfully absorb and manage such acquisitions in a timely and efficient manner, as well as other risks described under the heading “Risk Factors” of our Annual Report on Form 10-K and the risk factors and cautionary statements described in the other documents the Company files or furnishes from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of the foregoing risks or uncertainties materialize, or should the Company’s underlying assumptions, expectations, beliefs or projections prove incorrect, the Company’s actual results may vary materially from those anticipated in its forward-looking statements, and its business, financial condition and results of operations could be materially and adversely affected.

Regulation G Reconciliation

This press release also contains references to the non-GAAP financial measures of Adjusted EBITDA, which we define as earnings, or net income (loss), before interest, income taxes, depreciation and amortization, goodwill impairment charges, other charges and accretion of pension liability, share-based compensation expense, non-cash foreign currency transaction gains and losses and net losses/gains from asset dispositions, Free Cash Flow, which we define as net cash provided by operating activities less capital expenditures plus proceeds from assets dispositions, Adjusted Operating Income, which we define as operating income before goodwill impairment charges, other charges and accretion of pension liability, share-based compensation expense, and non-cash foreign currency transaction net gains and losses, Adjusted Operating Margin, which we define as Adjusted Operating Income divided by sales, Adjusted Net Income, which we define as net income (loss) before goodwill impairment charges, other charges and accretion of pension liability, share-based compensation expense, non-cash foreign currency transaction net gain and losses, all net of tax, and Adjusted Diluted Earnings Per Share, which we define as Adjusted Net Income divided by diluted weighted average number of common shares outstanding. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the tables below. Management’s opinion regarding the usefulness of these non-GAAP financial measures to investors and a description of the ways in which management used such measures can be found in the related Current Report on Form 8-K we filed with the Securities and Exchange Commission.

(Tables to follow)

# # #

CONSOLIDATED GRAPHICS REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS	PAGE -4

CONSOLIDATED GRAPHICS, INC.

Condensed Consolidated Income Statements

(In thousands, except per share amounts, and unaudited)

	Three Months Ended
	June 30,
	2012	2011	Change
			$	%
Sales	$238,310	$243,352	(5,042)	(2)
Cost of Sales	187,968	189,211	(1,243)	(1)
Gross Profit	50,342	54,141	(3,799)	(7)
Selling Expenses	23,799	22,602	1,197	5
General and Administrative Expenses	24,503	23,282	1,221	5
Other Charges	1,669	4,641	(2,972)	(64)
Other Expense (Income)	(123)	33	(156)	nm
Operating Income	494	3,583	(3,089)	(86)
Interest Expense	1,500	1,558	(58)	(4)
Income (Loss) before Taxes	(1,006)	2,025	(3,031)	nm
Income Tax Expense (Benefit)	(558)	440	(998)	nm
Net Income (Loss)	(448)	$1,585	(2,033)	nm

Earnings (Loss) Per Share
Basic	$(.04)	$.14
Diluted	$(.04)	$.14

Weighted Average Shares Outstanding
Basic	10,172	11,045
Diluted	10,172	11,307

Effective Income Tax Rate	55.5%	21.7%

nm- not meaningful

CONSOLIDATED GRAPHICS REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS	PAGE -5

CONSOLIDATED GRAPHICS, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts, and unaudited)

	June 30, 2012	March 31, 2012
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$8,138	$6,065
Accounts receivable, net	153,254	162,093
Inventories	56,515	54,129
Prepaid expenses	14,960	14,976
Deferred income taxes	16,579	16,552
Total current assets	249,446	253,815
PROPERTY AND EQUIPMENT, net	374,729	377,055
GOODWILL	24,768	24,847
OTHER INTANGIBLE ASSETS, net	14,579	15,623
OTHER ASSETS	8,684	10,569
	$672,206	$681,909
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$26,238	$23,596
Accounts payable	88,436	90,392
Accrued liabilities	65,737	68,496
Total current liabilities	180,411	182,484
LONG-TERM DEBT, net of current portion	140,665	140,150
OTHER LIABILITIES	34,300	31,523
DEFERRED INCOME TAXES, net	53,081	54,051
Total liabilities	408,457	408,208
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common stock, $.01 par value; 100,000,000 shares authorized; 9,976,253 and 10,239,819 issued and outstanding	99	102
Additional paid-in capital	158,256	161,914
Retained earnings	105,826	109,832
Accumulated other comprehensive income (loss)	(432)	1,853
Total shareholders’ equity	263,749	273,701
	$672,206	$681,909

Total debt	$166,903	$163,746
Debt-to-total capitalization	39%	37%

CONSOLIDATED GRAPHICS REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS	PAGE -6

CONSOLIDATED GRAPHICS, INC.

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share amounts, and unaudited)

	Three Months Ended
	June 30,
	2012	2011

Net income (loss)	$(448)	$1,585
Income tax expense (benefit)	(558)	440
Interest expense, net	1,500	1,558
Depreciation and amortization	18,506	17,393
Other charges and accretion of pension liability	1,669	4,673
Share-based compensation expense	707	637
Non-cash foreign currency transaction loss (gain)	(67)	33
Net (gain) loss from asset dispositions	94	(102)
Adjusted EBITDA	$21,403	$26,217

Net cash provided by operating activities	$22,037	$28,363
Capital expenditures	(15,278)	(17,333)
Proceeds from asset dispositions	205	375
Free Cash Flow	$6,964	$11,405

Operating income	$494	$3,583
Other charges and accretion of pension liability	1,669	4,673
Share-based compensation expense	707	637
Non-cash foreign currency transaction loss (gain)	(67)	33
Adjusted Operating Income	$2,803	$8,926
Adjusted Operating Margin	1.2%	3.7%

Net income (loss)	$(448)	$1,585
Other charges and accretion of pension liability	1,669	4,673
Tax benefit of other charges and accretion of pension liability	(651)	(1,749)
Share-based compensation expense, net of taxes	431	389
Non-cash foreign currency transaction loss (gain), net of taxes	(41)	20
Adjusted Net Income	$960	$4,918

CONSOLIDATED GRAPHICS REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS	PAGE -7

CONSOLIDATED GRAPHICS, INC.

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share amounts, and unaudited)

	Three Months Ended
	June 30,
	2012	2011

Diluted earnings (loss) per share	$(.04)	$.14
Other charges and accretion of pension liability	.16	.41
Tax benefit of other charges and accretion of pension liability	(.06)	(.15)
Share-based compensation expense, net of taxes	.04	.03
Non-cash foreign currency transaction loss (gain), net of taxes	—	—
Adjustment for diluted shares outstanding	(.01)	—
Adjusted Diluted Earnings Per Share	$.09	$.43